Exhibit 99.1

Medical Staffing Network Holdings Appoints Kevin Little President and Chief Operating Officer

    BOCA RATON, Fla.--(BUSINESS WIRE)--May 14, 2004--Medical Staffing Network Holdings, Inc. (NYSE:MRN), a leading healthcare staffing company and the largest provider of per diem nurse staffing services in the nation, today announced that Kevin S. Little, currently chief financial officer, has been appointed to the position of president and chief operating officer. He replaces Gregory K. Guckes, who has resigned to pursue other opportunities.
    Kevin Little served as Medical Staffing Network Holdings' chief financial officer, secretary and treasurer since its inception in March of 1998. Prior to co-founding the Company, Mr. Little was a founder and president of the Company's predecessor, Southeast Staffing Partners, Inc. Mr. Little began his career at Ernst & Young, LLP.
    Commenting on the appointment of Mr. Little, Robert J. Adamson, chief executive officer of Medical Staffing Network Holdings, Inc., said, "Kevin Little has been with our company since the beginning, and we are pleased to be rewarding his dedication and loyalty through this promotion to president and chief operating officer. Kevin has an enormous amount of experience in our industry, and the Company's Board of Directors believes that this experience and the respect he has earned from his fellow management team and employees make him an excellent choice to assume the post of president and chief operating officer. We are grateful to Greg Guckes for his contributions to the Company. He has been a great asset, and we wish him well in his future endeavors."

    Company Summary

    Medical Staffing Network Holdings, Inc. is the largest provider of per diem nurse staffing services in the United States. The Company also provides travel nurse staffing services and is a leading provider of allied health professionals, including radiology specialists, diagnostic imaging technicians and clinical laboratory technicians.
    This release contains statements that are forward-looking in nature. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include the following: our ability to attract and retain qualified nurses and other healthcare personnel, the overall level of demand for services provided by temporary nurses, our ability to enter into contracts with hospital and healthcare facility clients on terms attractive to us, the willingness of hospital and healthcare facility clients to utilize temporary healthcare staffing services, the general level of patient occupancy at our hospital and healthcare facility clients, the functioning of our information systems, the effect of existing or future government regulation and federal and state legislative and enforcement initiatives on our business, our clients' ability to pay us for our services, our ability to successfully implement our acquisition and integration strategies, the effect of liabilities and other claims asserted against us, the effect of competition in the markets we serve and our ability to carry out our business strategy. Additional information concerning these and other important factors can be found within our filings with the Securities and Exchange Commission. Statements in this release should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results. Given these uncertainties, the forward-looking statements discussed in this press release might not occur.

    CONTACT: Medical Staffing Network Holdings, Inc.
             Robert J. Adamson, 561-322-1303